                                                                    EXHIBIT 10.8

                                  OFFICE LEASE

                                  WARNER CENTER

                          AH WARNER CENTER PROPERTIES,
                            LIMITED LIABILITY COMPANY
                      a Delaware limited liability company

                                  as Landlord,

                                       and

                          CAPSTONE TURBINE CORPORATION,
                             a Delaware corporation

                                   as Tenant.

                               WARNER CENTER PLAZA

                       SUMMARY OF BASIC LEASE INFORMATION

       The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "SUMMARY"). This Summary is hereby incorporated into and made a part of the attached Office Lease (the "OFFICE LEASE") which pertains to the "Project," as that term is defined in the Office Lease, commonly known as "Warner Center Plaza" located in Woodland Hills, California. This Summary and the Office Lease are collectively referred to herein as the "Lease". Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

           TERMS OF LEASE
 (References are to the Office Lease)                     DESCRIPTION

1.   Date:                                      February 16, 2001.

2.   Landlord:                                  AH WARNER CENTER PROPERTIES,
                                                LIMITED LIABILITY COMPANY, a
                                                Delaware limited liability
                                                company.

3.   Tenant:                                    CAPSTONE TURBINE CORPORATION, a
                                                Delaware corporation.

4.   Premises (Article 1).

     4.1  Building Address:                     21700 Oxnard Street, Woodland Hills,
                                                California 91367.

     4.2  Premises:                             Approximately 6,846 rentable (6,005 usable)
                                                square feet of space located on the 16th floor
                                                of the Building, as further set forth in
                                                Exhibit A to the Office Lease.

5.   Lease Term (Article 2).

     5.1  Length of Term:                       Five (5) years.

     5.2  Lease Commencement Date:              April 1, 2001.

     5.3  Lease Expiration Date:                March 31, 2006.


                                      (i)

6.   Base Rent (Article 3):

                                                       Monthly                 Monthly
        Month of                Annual               Installment           Rental Rate per
       Lease Term              Base Rent            of Base Rent        Rentable Square Foot
       ----------              ---------            ------------        --------------------
          1-12               $217,702.80             $18,141.90                $2.65
         13-24               $224,274.96             $18,689.58                $2.73
         25-36               $230,847.12             $19,237.26                $2.81
         37-48               $238,240.80             $19,853.40                $2.90
         49-60               $244,812.96             $20,401.08                $2.98


7.   Additional Rent (Article 3).

     7.1  Base Year:                            The calendar year of 2001.

     7.2  Tenant's Share:                       Approximately 1.52%.

     7.3  Tenant's Common Area Share:           Approximately 1.03%.

8.   Security Deposit (Article 4):              $18,142.00.

9.   Parking Pass Ratio (Article 18):           Twenty (20) unreserved parking passes.

10.  Address of Tenant (Section 19.5):          21211 Nordoff Street
                                                Chatsworth, California 91311
                                                Attention: Jeffrey Watts
                                                (Prior to Lease Commencement Date)

                                                                 and

                                                21700 0xnard Street, Suite 1650
                                                Woodland Hills, California 91367
                                                Attention: Office Manager
                                                (After Lease Commencement Date)

11.  Broker(s) (Article 14):                    CB Richard Ellis, Inc., Colliers Seeley
                                                International, Inc


                                      (ii)

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
ARTICLE 1    PREMISES, BUILDING, PROJECT, AND COMMON AREAS ..............................      l
   1.1       The Premises ...............................................................      1
   1.2       The Building and The Project ...............................................      1
   1.3       Common Areas ...............................................................      1
   1.4       Landlord's Use and Operation of the Building, Project, and Common
             Areas ......................................................................      2

ARTICLE 2    LEASE TERM .................................................................      2
   2.1       Initial Term ...............................................................      2

ARTICLE 3    RENT .......................................................................      4
   3.1       Base Rent ..................................................................      4
   3.2       Additional Rent ............................................................      4
   3.3       Definitions of Key Terms Relating to Additional Rent .......................      4
   3.4       Allocation of Direct Expenses ..............................................     10
   3.5       Calculation and Payment of Additional Rent .................................     10
   3.6       Landlord's Books and Records ...............................................     11

ARTICLE 4    SECURITY DEPOSIT ...........................................................     12

ARTICLE 5    USE OF PREMISES ............................................................     12
   5.1       Permitted Use ..............................................................     12
   5.2       Prohibited Uses ............................................................     13
   5.3       Labor Harmony ..............................................................     13

ARTICLE 6    REPAIRS, ADDITIONS AND ALTERATIONS .........................................     13
   6.1       Repairs ....................................................................     13
   6.2       Landlord's Consent to Alterations ..........................................     13
   6.3       Manner of Construction .....................................................     14
   6.4       Payment for Improvements ...................................................     14
   6.5       Construction Insurance .....................................................     15
   6.6       Landlord's Property ........................................................     15

ARTICLE 7    INSURANCE ..................................................................     15
   7.1       Indemnification and Waiver .................................................     15
   7.2       Tenant's Compliance with Landlord's Fire and Casualty Insurance ............     16
   7.3       Tenant's Insurance .........................................................     16
   7.4       Form of Policies ...........................................................     17
   7.5       Subrogation ................................................................     17
   7.6       Additional Insurance Obligations ...........................................     17

ARTICLE 8    DAMAGE AND DESTRUCTION .....................................................     18
   8.1       Repair of Damage to Premises by Landlord ...................................     18
   8.2       Landlord's Option to Repair ................................................     18
   8.3       Waiver of Statutory Provisions .............................................     19
   8.4       Damage Near End of Term ....................................................     19


                                     (iii)

                                                                                             Page
                                                                                             ----
ARTICLE 9    PERSONAL PROPERTY AND OTHER TAX ............................................     19

ARTICLE 10   SERVICES AND UTILITIES .....................................................     20
  10.1       Standard Tenant Services ...................................................     20
  10.2       Overstandard Tenant Use ....................................................     21
  10.3       Interruption of Use ........................................................     21
  10.4       Additional Services ........................................................     22

ARTICLE 11   ASSIGNMENT AND SUBLETTING ..................................................     22
  11.1       Transfers ..................................................................     22
  11.2       Landlord's Consent .........................................................     23
  11.3       Transfer Premium ...........................................................     24
  11.4       Landlord's Option as to Subject Space ......................................     25
  11.5       Effect of Transfer .........................................................     25
  11.6       Additional Transfers .......................................................     26
  11.7       Non-Transfers ..............................................................     26

ARTICLE 12 DEFAULTS; REMEDIES ...........................................................     26
  12.1       Events of Default ..........................................................     26
  12.2       Remedies Upon Default ......................................................     27
  12.3       Sublessees of Tenant .......................................................     28
  12.4       Form of Payment After Default ..............................................     28
  12.5       Efforts to Relet ...........................................................     28

ARTICLE 13   CONDEMNATION ...............................................................     28
  13.1       Permanent Taking ...........................................................     28
  13.2       Temporary Taking ...........................................................     29

ARTICLE 14   BROKERS ....................................................................     29

ARTICLE 15   LANDLORD'S LIABILITY .......................................................     30

ARTICLE 16   SUBSTITUTION OF OTHER PREMISES .............................................     30
  16.1       New Premises ...............................................................     30
  16.2       Effectiveness Prior to Commencement of Construction of the Premises ........     30
  16.3       Effectiveness After Commencement of Construction of the Premises ...........     30
  16.4       General Provisions .........................................................     31

ARTICLE 17   WARNER CENTER ASSOCIATION ..................................................     31

ARTICLE 18   TENANT PARKING .............................................................     31

ARTICLE 19   MISCELLANEOUS PROVISIONS ...................................................     32
  19.1       Estoppel Certificates ......................................................     32
  19.2       Partial Invalidity .........................................................     32
  19.3       Time of Essence ............................................................     32
  19.4       Captions ...................................................................     33


                                      (iv)

                                                                                             Page
                                                                                             ----
  19.5       Notices ....................................................................     33
  19.6       Nonwaiver...................................................................     33
  19.7       Holding Over ...............................................................     34
  19.8       Waiver of Default ..........................................................     34
  19.9       Binding Effect .............................................................     34
  19.10      Governing Law ..............................................................     34
  19.11      Subordination ..............................................................     34
  19.12      Waiver of Jury Trial; Attorney's Fees ......................................     35
  19.13      Entry by Landlord ..........................................................     35
  19.14      Authority ..................................................................     36
  19.15      Surrender of Premises; Ownership and Removal of Trade Fixtures .............     36
  19.16      Entire Agreement ...........................................................     37
  19.17      Signs.......................................................................     37
  19.18      Covenant Against Liens .....................................................     37
  19.19      Terms ......................................................................     38
  19.20      Prohibition Against Recording ..............................................     38
  19.21      Confidentiality ............................................................     38
  19.22      Quiet Enjoyment ............................................................     38
  19.23      Improvement of the Premises ................................................     38
  19.24      Force Majeure ..............................................................     39
  19.25      Verification of Rentable Square Feet of Premises, Building, and Project ....     39
  19.26      Transportation Management ..................................................     39
  19.27      Compliance With Law ........................................................     39
  19.28      Late Charges ...............................................................     40
  19.29      Hazardous Material .........................................................     40
  19.30      Landlord's Right to Cure Default; Payments by Tenant .......................     41
  19.31      No Air Rights ..............................................................     42
  19.32      Modification of Lease ......................................................     42
  19.33      Transfer of Landlord's Interest ............................................     42
  19.34      Landlord's Title ...........................................................     42
  19.35      Relationship of Parties ....................................................     42
  19.36      Application of Payments ....................................................     43
  19.37      No Warranty ................................................................     43
  19.38      Right to Lease .............................................................     43
  19.39      Submission of Lease ........................................................     43
  19.40      Independent Covenants ......................................................     43
  19.41      Waiver of Redemption by Tenant .............................................     43
  19.42      Joint and Several ..........................................................     43
  19.43      Project or Building Name and Signage .......................................     43
  19.44      No Discrimination ..........................................................     44
  19.45      Landlord Renovations .......................................................     44


                                      (v)

EXHIBITS

A     OUTLINE OF PREMISES
B     SITE PLAN/PROJECT COMMON AREAS
C     TENANT WORK LETTER
D     FORM OF NOTICE OF LEASE TERM DATES
E     RULES AND REGULATIONS
F     FORM OF TENANT'S ESTOPPEL CERTIFICATE
G     SUBORDINATION OF DEED OF TRUST AGREEMENT
H     FORM OF RESOLUTION


                                      (vi)

                                      INDEX

                                                                                        Page
                                                                                        ----
Abandonment ..............................................................................27
Additional Rent ...........................................................................4
Affiliated Assignee ......................................................................26
Alterations ..............................................................................13
Approved Working Drawings .........................................................Exhibit C
Architect .........................................................................Exhibit C
Audit Notice .............................................................................11
Base Rent .................................................................................4
Base Year..................................................................................4
Base, Shell and Core ..............................................................Exhibit C
Beneficial Occupancy Period ...............................................................2
BOMA......................................................................................39
Brokers ..................................................................................29
Building...................................................................................1
Building Common Areas .....................................................................1
Building Direct Expenses ..................................................................4
Building Operating Expenses ...............................................................4
Building Tax Expenses .....................................................................5
Claims ...................................................................................15
Code ..............................................................................Exhibit C
Common Areas ..............................................................................1
Construction Drawings .............................................................Exhibit C
Contractor ........................................................................Exhibit C
Control ..................................................................................26
Cost Pools ...............................................................................10
Cost Proposal .....................................................................Exhibit C
Cost Proposal Delivery Date .......................................................Exhibit C
Damage Repair Estimate ...................................................................18
Deed of Trust .....................................................................Exhibit G
Delivery Date .............................................................................2
Direct Expenses ...........................................................................5
Engineers..........................................................................Exhibit C
Estimate .................................................................................11
Estimate Statement .......................................................................11
Estimated Additional Rent ................................................................11
Existing Premises ........................................................................30
Expense Year ..............................................................................5
Final Space Plan ..................................................................Exhibit C
Final Working Drawings ............................................................Exhibit C
Force Majeure ............................................................................39
Hazardous Material .......................................................................40
Holidays .................................................................................20
Interest Notice ...........................................................................3
Interest Rate.............................................................................40


                                     (vii)

                                                                                        Page
                                                                                        ----
Landlord ..................................................................................1
Landlord Parties .........................................................................15
Landlord Supervision Fee ..........................................................Exhibit C
Landlord's Designee ......................................................................32
Laws .....................................................................................39
Lease .....................................................................................l
Lease Commencement Date ...................................................................2
Lease Expiration Date .....................................................................2
Lease Term.................................................................................2
Lease Year ................................................................................2
New Premises .............................................................................30
Notices ..................................................................................33
Office Lease ..............................................................................i
Operating Expenses ........................................................................5
Option Notice .............................................................................3
Option Rent................................................................................3
Option Rent Notice ........................................................................3
Option Term................................................................................3
Original Tenant ...........................................................................3
Over-Allowance Amount .............................................................Exhibit C
Permits ...........................................................................Exhibit C
Premises ..................................................................................1
Project ...................................................................................1
Project Common Areas ......................................................................l
Proposition 13 ............................................................................8
Renovations ..............................................................................44
Rent ......................................................................................4
Review Period ............................................................................11
Rules and Regulations ....................................................................13
Security Deposit .........................................................................12
Specifications ....................................................................Exhibit C
Standard Improvement Package ......................................................Exhibit C
Statement ................................................................................10
Subject Space ............................................................................22
Summary ...................................................................................l
Systems and Equipment .....................................................................7
Tax Expenses ..............................................................................7
Tenant ....................................................................................1
Tenant Improvement Allowance ......................................................Exhibit C
Tenant Improvement Allowance Items ................................................Exhibit C
Tenant Improvements ...............................................................Exhibit C
Tenant Representative ....................................................................11
Tenant's Building Share ...................................................................9
Tenant's Common Area Share ................................................................9
Tenant's Share ............................................................................9


                                     (viii)

                                                                                        Page
                                                                                        ----
Tenant's Share of Building Direct Expenses ................................................9
Transfer Costs ...........................................................................24
Transfer Notice ..........................................................................22
Transfer Premium .........................................................................24
Transferee ...............................................................................22
Transfers ................................................................................22
Vacation Date ............................................................................30


                                      (ix)

                                  OFFICE LEASE

        This Office Lease, which includes the preceding Summary of Basic Lease Information (the "SUMMARY") attached hereto and incorporated herein by this reference (the Office Lease and Summary are collectively referred to herein as the "LEASE"), dated as of the date set forth in Section 1 of the Summary is made by and between AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company ("LANDLORD"), and CAPSTONE TURBINE CORPORATION, a Delaware corporation ("TENANT").

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

               1.1 The Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4.2 of the Summary (the "PREMISES"). The outline of the Premises is set forth in Exhibit A attached hereto.

               1.2 The Building and The Project. The Premises are a part of the building set forth in Section 4.1 of the Summary (the "BUILDING"). The Building is part of an office project known as WARNER CENTER PLAZA. The term "PROJECT," as used in this Lease, shall mean (i) the Building and the "Common Areas", as that term is defined in Section 1.3 below, (ii) the land (which is improved with landscaping, parking facilities and other improvements as shown on Exhibit B attached hereto) upon which the Building and the Common Areas are located, and
(iii) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto pursuant to the terms of Section
1.4 of this Lease.

               1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas". The term "PROJECT COMMON AREAS", as used in this Lease, shall mean the portion of the Project designated as such by Landlord, and may include, without limitation, any fixtures, systems, signs, facilities, parking areas, gardens, parks or other landscaping contained, maintained or used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below-grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The location of the Project Common Areas as of the date of this Lease is shown on Exhibit B attached hereto. The term "BUILDING COMMON AREAS", as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord, and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, stairways and accessways, loading docks, ramps, drives, platforms, passageways, serviceways, common pipes, conduits, wires, equipment, loading and unloading areas, parking facilities and trash areas servicing the Building. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that, notwithstanding the foregoing, Landlord shall maintain the Common Areas in a manner consistent with other class "A" properties in the area.

               1.4 Landlord's Use and Operation of the Building, Project, and Common Areas. Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Building; (iv) to add additional buildings and improvements to the Common Areas;
(v) to designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project and/or to delete land and improvements from the Project; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project, Common Areas and Building or the expansion thereof as Landlord may deem to be appropriate; provided, however, in connection with Landlord's exercise of its rights under this Section 1.4, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business operations..

                                    ARTICLE 2

                                   LEASE TERM

               2.1 Initial Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. Landlord shall deliver the Premises to Tenant in its current "as is" condition, upon the date of full execution and delivery of this Lease (the "DELIVERY DATE"). The term of this Lease (the "LEASE TERM") shall be as set forth in Section 5.1 of the Summary, shall commence on the date set forth in Section 5.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 5.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. Tenant shall have the right to commence business from the Premises during the period from the Delivery Date to the Lease Commencement Date (the "BENEFICIAL OCCUPANCY PERIOD"), provided that (A) Tenant shall give Landlord prior notice of any such occupancy of the Premises, (B) a certificate of occupancy (or its equivalent) shall have been issued by the appropriate governmental authorities for the Premises, and (C) all of the terms and conditions of this Lease shall apply, including Tenant's obligations to pay parking fees pursuant to Article 28 below, during the Beneficial Occupancy Period, except that Tenant's obligation to pay Base Rent and any Direct
Expenses shall not apply during the Beneficial Occupancy Period. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit D, attached hereto, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

               2.2 Option Term. Landlord hereby grants to the original Tenant named in this Lease (the "ORIGINAL TENANT"), one (1) option to extend the Lease Term for a period of five (5) years (the "OPTION TERM"), which option shall be exercisable only by written notice ("OPTION NOTICE") delivered by Tenant to Landlord as provided in Section 2.2.2 below, provided that, as of the date of delivery of such notice and, at Landlord's option, as of the last day of the initial Lease Term, Tenant is not in default under this Lease after expiration of applicable cure periods. The right contained in this Section 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant or an Affiliated Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant or such Affiliated Assignee occupies the entire Premises as of the date of the Option Notice.

                      2.2.1 Option Rent. The Rent payable by Tenant during the Option Term (the "OPTION RENT") shall be equal to the then prevailing fair market rent for the Premises as of the commencement date of the Option Term. The then prevailing fair market rent shall be the rental rate, including all escalations, at which renewal tenants, as of the commencement of the Option Term, are entering into leases for non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a term of approximately the Option Term, which comparable space is located in comparable buildings in Warner Center, taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant.

                      2.2.2 Exercise of Option. The option contained in this
Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice ("INTEREST NOTICE") to Landlord on or before the date which is twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option;
(ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering the Option Notice to Landlord. Failure of Tenant to deliver the Interest Notice to Landlord on or before the date specified in (i) above or to deliver the Option Notice to Landlord on or before the date specified in (iii) above shall be deemed to constitute Tenant's failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the Rent shall be as indicated in the Option Rent Notice.

                                    ARTICLE 3

                                      RENT

               3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, in a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 6 of the Summary, payable in equal monthly installments as set forth in Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

               3.2 Additional Rent. In addition to paying the Base Rent specified in Section 3.1 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Building Direct Expenses," as those terms are defined in Sections 3.3.10 and 3.3.2 of this Lease, respectively, to the extent such Building Direct Expenses are in excess of Building Direct Expenses for the "Base Year," as that term is defined in Section 3.3.1 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 3 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 3 shall survive the expiration of the Lease Term.

               3.3 Definitions of Key Terms Relating to Additional Rent. As used in this Article 3, the following terms shall have the meanings hereinafter set forth:

                      3.3.1 "BASE YEAR" shall be as set forth in Section 7.1 of the Summary.

                      3.3.2 "BUILDING DIRECT EXPENSES" shall mean "Building Operating Expenses" and "Building Tax Expenses", as those terms are defined in Sections 3.3.3 and 3.3.4, below, respectively.

                      3.3.3 "BUILDING OPERATING EXPENSES" shall mean the portion of "Operating Expenses," as that term is defined in Section 3.3.7 below, allocated to the tenants of the Building pursuant to the terms of Section 3.4.1 below.

                      3.3.4 "BUILDING TAX EXPENSES" shall mean that portion of "Tax Expenses", as that term is defined in Section 3.3.9 below, allocated to the tenants of the Building pursuant to the terms of Section 3.4.1 below.

                      3.3.5 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

                      3.3.6 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses".

                      3.3.7 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal, private or public shuttle service or parking program; (iii) the cost of all insurance carried by Landlord in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof;
(v) the cost of parking area repair, restoration, and maintenance including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants engaged by Landlord or reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project, or any portion thereof including the fair market rental value of any office space utilized for such purpose and a management fee in the amount of fifteen percent (15%) of all other Direct Expenses; (vii) payments under any equipment rental agreements; (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Project, or any portion thereof, including employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project, or any portion thereof; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) operation, repair, maintenance and replacement of all "Systems and Equipment," as that term is defined in

Section 3.3.8 of this Lease, and components thereof; (xi) the cost of janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at a rate reasonably determined by Landlord) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or (B) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized over its useful life as Landlord shall reasonably determine, and the unamortized cost of the same shall bear interest at a rate reasonably determined by Landlord; and
(xiv) costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in
Section 3.3.9, below. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included i n Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, except as otherwise set forth in this
Section 3.3, include (A) depreciation, interest and amortization on mortgages, or ground lease payments, if any; (B) legal fees incurred in negotiating and enforcing tenant leases; (C) real estate brokers' leasing commissions; (D) initial improvements or alterations to tenant spaces; (E) the cost of providing any service directly to and paid directly by any tenant; (F) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (G) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be credited to Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses); (H) Tax Expenses; (I) costs of capital improvements, except those set forth in this Section 3.3 or those includable in Operating Expenses pursuant to an application by Landlord of sound real estate management principles; (J) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building; (K) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building without charge; (L) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Building, or otherwise to the extent so reimbursed; (M) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Expenses); and (N) costs of correcting defects in or inadequacy of the initial design or construction of the Building. Notwithstanding anything to the contrary set forth in this Article 3, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude (i) market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, (ii) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and (iii) amortization and other costs of capital improvement, restoration, and replacement relating to any portion of the Project (including the amortization expenses of any such costs incurred in prior years) ; provided, however, that if Landlord does not carry earthquake insurance for the Project during any part of the Base Year but subsequently obtains earthquake insurance for the Project during the Lease Term, then from and after the date upon which Landlord obtains such earthquake insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent calendar year.

                      3.3.8 "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, duct work, conduit, pipe, bus duct, cable, wires, and other equipment, facilities, and systems designed to supply-heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Project in whole or in part.

                      3.3.9 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

                             3.3.9.1 Tax Expenses shall include, without
limitation:

                               (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof;

                               (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

                               (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

                               (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                             3.3.9.2 With respect to any assessment that may be
levied against, upon, or in connection with the Project, or any portion thereof, and may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year.

                             3.3.9.3 If the method of taxation of real estate
prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed upon the owner or owners of the Project, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project, or any portion thereof, shall be included within the term "Tax Expenses" except that the same shall not include any enhancement of said tax attributable to other income.


                             3.3.9.4 In no event shall Tax Expenses for any
Expense Year be less than Tax Expenses for the Base Year.

                             3.3.9.5 If Tax Expenses for any period during the
Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.

                             3.3.9.6 Any expenses incurred in attempting to
protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be deducted from Tax Expenses in the Expense Year they are received.

                             3.3.9.7 Notwithstanding anything to the contrary
contained in this Section 3.3.9 (except as set forth in Sections 3.3.9.1 and 3.3.9.3, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under
Article 9 of this Lease.

                             3.3.9.8 Notwithstanding anything to the contrary
set forth in this Article 3, when calculating Direct Expenses for the Base Year, such Direct Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll.

                      3.3.10 "TENANT'S SHARE" shall mean the percentage calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet in the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

                      3.3.11 Landlord shall, at Landlord's option, have the right to segregate Direct Expenses into two (2) separate categories, one (1) such category to be applicable only to Direct Expenses incurred for the Building and the other category applicable to Direct Expenses incurred for the Project Common Areas. If Landlord so segregates Direct Expenses into two (2) categories, two (2) Tenant's Shares shall apply, one (1) such Tenant's Share shall be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet in the Building ("TENANT'S BUILDING SHARE"), subject to adjustment as provided in Section 3.3.10 above, and the other Tenant's Share to be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet (subject to adjustment as provided in Section 1.2 of all buildings in the Project ("TENANT'S COMMON AREA SHARE"). Consequently, if Landlord elects to so segregate Direct Expenses info two (2) categories, any reference in this Lease to "TENANT'S SHARE OF BUILDING DIRECT EXPENSES" shall mean and refer to both Tenant's Building Share of Direct Expenses and Tenant's Common Area Share of Direct Expenses. No Operating Expenses or Taxes may be charged in a duplicative manner or as both Tenant's Building Share of Direct Expenses and Tenant's Common Area Share of Direct Expenses.

               3.4 Allocation of Direct Expenses.

                      3.4.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 3.3 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

                      3.4.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "COST POOLS"), in Landlord's discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in a reasonable, non-discriminatory and equitable manner.

               3.5 Calculation and Payment of Additional Rent. For every Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 3.5.1, below, and as Additional Rent an amount equal to Tenant's Share of Building Direct Expenses for such Expense Year in excess of the Building Direct Expenses for the Base Year.

                      3.5.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of such Building Direct Expenses in excess of the Building Direct Expenses for the Base Year. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Building Direct Expenses for such Expense Year in excess of the Building Direct Expenses for the Base Year, less the amounts, if any, paid during such Expense Year as "Estimated Additional Rent," as that term is defined in Section 3.5.2, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this
Article 3. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Building Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord any underpaid amounts described herein or Landlord shall pay to Tenant any overpaid amounts, as applicable, within thirty (30) days following delivery of the

Statement. The provisions of this Section 3.5.1 shall survive the expiration or earlier termination of the Lease Term.

                      3.5.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated amount of Tenant's Share of Building Direct Expenses for the then-current Expense Year in excess of the Building Direct Expenses for the Base Year (the "ESTIMATED ADDITIONAL RENT"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Additional Rent under this Article 3. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Additional Rent for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 3.5.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Additional Rent set forth in the previous Estimate Statement delivered by Landlord to Tenant.

               3.6 Landlord's Books and Records. Within ninety (90) days after receipt of a Statement by Tenant ("REVIEW PERIOD"), if Tenant disputes the amount of Additional Rent set forth in the Statement, Tenant's employees or an accountant designated by Tenant and not paid on a contingency fee basis (collectively, "TENANT REPRESENTATIVE"), may, after reasonable notice to Landlord and during normal business hours, inspect and photocopy Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of any applicable cure period, and provided, further, that Tenant and the Tenant Representative shall, and each of them shall use their commercially reasonable efforts to cause their respective employees to, maintain all information contained in Landlord's records in strict confidence. If after such inspection, Tenant notifies Landlord in writing ("AUDIT NOTICE") that Tenant still disputes such Additional Rent a certification as to the proper amount shall be made, at 'Tenant's expense, by an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not compensated on a contingency fee basis) selected by Landlord and approved by Tenant. The designated accountant shall review the Landlord records and calculations, each parties' contentions and this Lease. Landlord shall cooperate in good faith with Tenant and the designated accountant to show Tenant and the designated accountant the information upon which the certification is to be based; provided that if such certification by the designated accountant proves that the Direct Expenses set forth in the Statement were overstated by more than five percent (5%), then the cost of the designated accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification, together with interest at the Interest Rate from the date due until paid, in the case of payments by Tenant to Landlord, or from the date paid until reimbursed, in the case of reimbursements by Landlord to Tenant. The payment by Tenant of any amounts pursuant to this Article 3 shall not preclude Tenant from questioning the correctness of any Statement delivered by Landlord, provided that the failure of Tenant to deliver the Audit Notice prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the applicable Statement.

                                    ARTICLE 4

                                SECURITY DEPOSIT

        Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 8 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five
(5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building or Project and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter enforced, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

                                    ARTICLE 5

                                 USE OF PREMISES

               5.1 Permitted Use. Tenant shall use the Premises solely for general office purposes and related uses consistent with the character of the Project as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which Landlord may withhold in its sole discretion.

               5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises, the Common Areas (including, without limitation, the Project's parking facility) or any part thereof for any use or purpose contrary to the provisions of Exhibit E attached hereto ("RULES AND REGULATIONS"), or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to "Hazardous Material", as that term is defined in
Section 19.29 below. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

               5.3 Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.

                                    ARTICLE 6

                       REPAIRS, ADDITIONS AND ALTERATIONS

               6.1 Repairs. Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

               6.2 Landlord's Consent to Alterations Tenant may, not make any improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the finish work in the Premises, without Landlord's consent, provided that the aggregate cost of any such changes does not exceed $15,000.00 in any twelve (12) month period, and such changes do not require any structural or other substantial modifications to the Premises, do not require any changes to, or adversely affect, the Systems and Equipment, and do not affect the exterior appearance of the Building. Tenant shall give Landlord at least thirty (30) days prior notice of such cosmetic changes, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 6.2. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 6.

               6.3 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request given concurrently with Landlord's consent to such Alteration, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen selected by Landlord. In any event, a contractor of Landlord's selection shall perform all mechanical, electrical, plumbing, lifesafety, sprinkler and structural work, and such work shall be performed at Tenant's cost. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, all in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations-must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant's obligations under Section 19.18 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible, full-sized copy of the "as built" drawings (1 /8 inch = 1 foot scale) of the Alterations.

               6.4 Payment for Improvements. In the event Tenant orders any Alterations or repair work directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, due and payable prior to the commencement of such work. If payment is made directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to such contractors: Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Building and/or Project, but shall in no event exceed five percent (5%) of the cost of such work) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

               6.5 Construction Insurance. In addition to the requirements of
Article 7 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 7 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee Notwithstanding the foregoing, if the cost of such Alterations is $15,000 or less and the net worth of the Tenant as of the date Tenant requests Landlord's consent to such Alterations is not less than that of Tenant as of the date of this Lease calculated under generally accepted accounting principles, no lien and completion bond shall be required.

               6.6 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

                                    ARTICLE 7

                                    INSURANCE

               7.1 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its members, their partners and all of their respective officers, agents (including, without limitation, Transwestern Commercial Services), servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, provided that Tenant shall not be required to indemnify and hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "CLAIMS"), to any person, property or entity resulting from the negligence or willful misconduct of Landlord or its agents, contractors, employees or licensees, in connection with Landlord's activities in the Building (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease) or the Project, and Landlord hereby so indemnifies and holds Tenant harmless from any such Claims; provided further that because Landlord is required to maintain insurance on the Building and Tenant compensates Landlord for such insurance as part of Tenant's Share of Direct Expenses and because of the existence of waivers of subrogation set forth in Section 7.5 of this Lease, and to minimize multiplicity of actions, Landlord hereby defends, indemnifies and holds Tenant harmless from any Claims to any property outside of the Premises, including damage to the Building and Landlord's property, even if resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees. Similarly, since Tenant must carry insurance pursuant to this Article 7 to cover its personal property within the Premises and the Tenant Improvements, and because of the waiver of subrogation set forth in Section 7.5 and to minimize duplicity of action, Tenant hereby defends, indemnifies and holds Landlord harmless from any Claim to any property within the Premises, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, employees or licensees. The provisions of this Section 7.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

               7.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase within ten (10) days after receipt of notice of such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

               7.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

                      7.3.1 Commercial General Liability Insurance on an occurrence basis covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including the following divisions of insurance: Premises and Operations, Independent Contractors and Blanket Contractual Liability. Such insurance shall cover the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 7.1 of this Lease, for limits of liability not less than:

                   Bodily Injury and
                   Property Damage Liability      $3,000,000 each occurrence
                                                  $3,000,000 annual aggregate

                   Personal Injury Liability      $3,000,000 each occurrence
                                                  $3,000,000 annual aggregate
                                                  0% Insured's participation

                      7.3.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

                      7.3.3 Loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

               7.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All insurance shall (i) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; and (ii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. In addition, the insurance described in Section 7.3.1 shall (a) name Landlord, and any other party specified by Landlord, as an additional insured; (b) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant's obligations under Section 7.1 of this Lease; and (c) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant. Tenant shall deliver all policies or certificates thereof to Landlord on or before the Delivery Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, (i) deny Tenant the right to occupy the Premises until such time as Tenant delivers such policies or certificate (which denial shall have no effect upon the Lease Commencement Date), or (ii) following three (3) days prior notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

               7.5 Subrogation. Tenant agrees to have its insurer(s) issuing the insurance described in Sections 7.3.2 and 7.3.3 above, to waive any rights of subrogation that such companies may have against Landlord. Tenant hereby waives any right that Tenant may have against Landlord as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

               7.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 7, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

                                    ARTICLE 8

                             DAMAGE AND DESTRUCTION

               8.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage, Landlord shall notify Tenant ("DAMAGE REPAIR ESTIMATE") of Landlord's estimated assessment of the period of time in which the repairs will be completed, which assessment shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repairs of high-rise office buildings. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 8, restore the base, shell and core of the Building and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 7.3.2 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

               8.2 Landlord's Option to Repair: Notwithstanding the terms of
Section 8.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred twenty (120) days after the date Landlord learns of the necessity for repairs as the result of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. However, if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after being commenced, Tenant may elect, not later than thirty (30) days after Tenant's receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice.

               8.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 8, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

               8.4 Damage Near End of Term. In the event that the Premises, the Building, or the Project is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, then notwithstanding anything contained in this Article 8, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                    ARTICLE 9

                         PERSONAL PROPERTY AND OTHER TAX

        Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (i) such taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord; (ii) such taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project's parking facility; (iii) such taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or (iv) such taxes or assessments are levied or assessed upon the Project or any part thereof or upon Landlord by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

                                   ARTICLE 10

                             SERVICES AND UTILITIES

               10.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

                      10.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating ventilation and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 A.M. to 6:00 P.M. and on Saturday during the period from 9:00 A.M. to 1:00 P.M., except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays").

                      10.1.2 Landlord shall provide adequate electrical wiring, power and facilities for connection to Tenant's lighting fixtures and incidental uses, provided that (i) the monthly connected electrical load of the incidental use equipment does not exceed an average of two (2.0) watts per usable square foot of the Premises, and (ii) the monthly connected electrical load of Tenant's lighting fixtures does not exceed an average of one and one-half (1 1/2) watt per usable square foot of the Premises. Tenant shall bear the initial cost of lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall also bear the cost of replacement of non-standard lamps, starters and ballasts for lighting fixtures within the Premises; however, the cost of replacement of Building-standard lamps, starters and ballasts for lighting fixtures within the Premises shall be included in Operating Expenses.

                      10.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

                      10.1.4 Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises.

                      10.1.5 Landlord shall provide nonexclusive automatic passenger elevator service.

                      10.1.6 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

               10.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 10.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, together with an administrative fee, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or electricity in excess of that supplied by Landlord pursuant to Section 10.1 of this Lease, and in excess of that typically used by office tenants of the Building, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 10.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such commercially reasonable hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Landlord may increase the hours or days during which air conditioning, heating and ventilation are provided to the Premises and the Building to accommodate the usage by tenants occupying two-thirds or more of the rentable square feet of the Building or Project.

               10.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 10. If any governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any portion thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or if Landlord is required to make alterations to the Project or any portion thereof in order to comply with such mandatory or voluntary controls or guidelines, then Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Project related thereto without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable, and further provided that Landlord will not voluntarily reduce the level of services provided to the Premises unless Landlord is motivated to do so by anticipated costs savings and efficiencies of operation consistent with the first class character of the Project. Such compliance and the making of such permitted alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant. In addition, the cost of such compliance and alterations shall be included in Operating Expenses.

               10.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee at a rate equal to the fee Landlord is generally charging tenants of the Project for such services. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Notwithstanding anything to the contrary set forth in this Lease, if Tenant fails to make payment for any such services within ten
(10) days of receipt of bills therefor, Landlord may discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

               11.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer

Premium", as that term is defined in Section 11.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee (including, without limitation, federal income tax returns for the two (2) most recent years) certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord, which fees shall not exceed, in the aggregate, Two Thousand Dollars ($2,000.00) per proposed Transfer.

               11.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

                      11.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project,;

                      11.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

                      11.2.3 The Transferee is either a governmental agency or instrumentality thereof;

                      11.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

                      11.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

                      11.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

                      11.2.7 Either the proposed Transferee, or any person of entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee is negotiating with Landlord to lease space in the Project.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 11.2 (and does not exercise any recapture rights Landlord may have under Section 11.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 11.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 11.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 11 (including Landlord's right of recapture, if any, under Section 11.4 of this Lease). Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article 11, Tenant's and such Transferee's sole remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

               11.3 Transfer Premium.

                      11.3.1 Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 11.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer (collectively, the "TRANSFER COSTS"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. If part of the Transfer Premium shall be payable by the Transferee other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

                      11.3.2 Payment of Transfer Premium. The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 11.3.2, but an estimate of the amount of Landlord's applicable share of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section 11.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Landlord's applicable share of

Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant's future obligations under this Section 11.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid Landlord's applicable share of the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant's Transfer Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Transfer Costs are exhausted.

                      11.3.3 Calculations of Rent. In the calculation of the Rent (as it relates to the Transfer Premium calculated under Section 11.3.1 of this Lease), the Rent paid during each annual period for the Subject Space by Tenant shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

               11.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 11, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 11.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 11.

               11.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Tenant shall pay to Landlord a late charge and interest in connection with such understated amount at rates as set forth in Section 19.28 of this Lease.

               11.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of FIFTY percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)month period.

               11.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 11, an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall not be deemed a Transfer under this Article 11, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an "AFFILIATED ASSIGNEE." "CONTROL," as used in this Section 11.7, shall mean the ownership, directly or indirectly, of greater than FIFTY percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity.

                                   ARTICLE 12

                               DEFAULTS; REMEDIES

               12.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                      12.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

                      12.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided that (i) any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; (ii) if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible; and (iii) the cure period specified in this Section 12.1.2 shall not be applicable to Tenant's obligations under Sections 7.3 and 7.4 and Sections 19.1 and 19.11 of this Lease; i.e., Tenant's failure to comply with any provision, covenant or condition described in such Sections and/or articles within the time periods specified therein shall constitute a default under this Section 12.1.2; or

                      12.1.3 Abandonment of the Premises by Tenant; ("ABANDONMENT" is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any provision of this Lease.

               12.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                      12.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                               (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                               (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                               (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        The term "rent" as used in this Section 12.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 12.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Section 19.28 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 12.2.1 (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               12.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

        12.3 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant as set forth in this Article 12, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

        12.4 Form of Payment After Default. Following the occurrence of an, event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

        12.5 Efforts to Relet. For the purposes of this Article 12, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 13

                                  CONDEMNATION

        13.1 Permanent Taking. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to
Section 1265.130 of The California Code of Civil Procedure.

        13.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                                     BROKERS

        Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in
Section 11 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

                                   ARTICLE 15

                              LANDLORD'S LIABILITY

        It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), and neither Landlord, nor any of the Landlord Parties, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and the Landlord Parties from such personal liability.

                                   ARTICLE 16

                         SUBSTITUTION OF OTHER PREMISES

        16.1 New Premises. At any time after the date of this Lease, Landlord shall have the right to substitute for the premises then being leased or to be leased hereunder (the "EXISTING PREMISES") other premises within the Project (the "New Premises"), provided that the New Premises shall be of at least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially usable for the purposes for which the Existing Premises were being used by Tenant or, if possession of the Existing Premises had not yet been received by Tenant, then for the purposes for which the Existing Premises were to be used by Tenant.

        16.2 Effectiveness Prior to Commencement of Construction of the Premises. If Tenant shall not have received possession of the Existing Premises and no construction has been commenced thereon, then, as of the date Landlord gives notice of a substitution, such substitution shall be effective, the New Premises shall be the Premises hereunder and the Existing Premises shall cease to be the Premises hereunder.

        16.3 Effectiveness After Commencement of Construction of the Premises. If construction of the Premises shall have already begun or if Tenant shall have already received possession of the Existing Premises as of the date Landlord gives notice of the substitution, the following provisions of this Section 16.3 shall apply. In the case where Tenant already has possession of the Existing Premises, Tenant shall vacate and surrender the Existing Premises on or before the date (the "VACATION DATE") which occurs on the later of (i) the thirtieth
(30th) day after the date that Landlord shall notify Tenant of Landlord's intent to make the substitution in question, or (ii) the fifteenth (15th) day after Landlord shall have substantially completed the work to be done by Landlord in the New Premises pursuant to this Section 16.3. Such substitution of the New Premises for the Existing Premises shall be effective as of the sooner of the Vacation Date or the date Tenant surrenders and vacates the Existing Premises. In the case where the Existing Premises are under construction, Tenant shall immediately surrender the

Existing Premises, the New Premises shall be the Premises for purposes of this Lease, and the Existing Premises shall cease to be the Premises for purposes of this Lease. In either case, (A) Landlord shall pay the actual and reasonable out-of-pocket expenses of Tenant's moving of its property, if any, from the Existing Premises to the New Premises, provided that Landlord may elect to either move Tenant's property or provide personnel to do so under Tenant's direction, (B) Landlord shall improve the New Premises so that they are substantially similar to the Existing Premises as of the time of the notice of substitution (and in the case of the Existing Premises being under construction, the remaining construction necessary to the completion of the New Premises shall be performed pursuant to the terms of the Tenant Work Letter), and (C) Landlord shall promptly reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs relating to the relocation of any telephone or other communications equipment, if any, from the Existing Premises to the New Premises and relating to stationery reprinting costs necessary to reflect the address of the New Premises.

        16.4 General Provisions. Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction in Rent, nor shall Tenant's obligations under this Lease be otherwise affected, as a result of the substitution, except as otherwise provided in this Article 16. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Article 16. Without limiting the generality of the preceding sentence, Tenant agrees to promptly provide Landlord with such documentation, approvals, instructions, plans, specifications or other information as may be reasonably requested by Landlord in connection with this Article 16, and to promptly execute any operative documents to evidence Landlord's actions under this
Article 16. Upon delivery of the New Premises to Tenant as set forth herein, Tenant shall execute, within five (5) days of delivery to Tenant by Landlord, an amendment amending all amounts, percentages and figures appearing or referred to in this Lease (including, without limitation, the amount of the Rent and any Security Deposit), to reflect the substitution of the New Premises for the Existing Premises.

                                   ARTICLE 17

                            WARNER CENTER ASSOCIATION

        It is understood that at the time of the execution of this Lease an association has been formed, the purpose of which is to identify and promote the best interest of the employers and employees of Warner Center. Tenant shall, throughout the Lease Term, at its sole cost and expense, cooperate with and promote the programs of such association as they may from time to time exist so long as the policies of such association shall be non-discriminatory with respect to Tenant and with respect to any membership fee.

                                   ARTICLE 18

                                 TENANT PARKING

        Tenant shall lease, commencing on the Lease Commencement Date, the number of parking passes set forth in Section 9 of the Summary, throughout the Lease Term, which parking passes shall pertain to that portion or structure of the Project parking facility designated for

Tenant's parking by Landlord. Tenant shall pay to Landlord or, at Landlord's option, "Landlord's Designee" (as that term is defined in this Article 18 below), for such automobile parking passes, on a monthly basis, the prevailing rate charged from time to time for parking passes in the parking facility or facilities. In addition, Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all Rules and Regulations which are prescribed from time to time for the orderly operation and use of the parking facility or facilities and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such Rules and Regulations. Landlord specifically reserves the right, at any time, to (i) change the size, configuration, design, layout and all other aspects of the parking facility or facilities, and/or (ii) perform repairs to the parking facility or facilities, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility or facilities for purposes of permitting or facilitating any such construction, alteration, improvements or repairs. Landlord may lease the parking areas, enter into a license agreement or otherwise delegate its responsibilities under this Article 18 to a parking operator ("LANDLORD'S DESIGNEE") in which case Landlord's Designee shall have all the rights attributed under this Article 18 to the Landlord. The parking passes leased by Tenant pursuant to this Article 18 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

        19.1 Estoppel Certificates. Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit F, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

        19.2 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        19.3 Time of Essence. Time is of the essence of this Lease and each of its provisions.


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
        19.4 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        19.5 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

        21600 Oxnard Street
        Suite 300
        Woodland Hills, California 91367
        Attn: Property Manager

        With a copy to:

        Allen, Matkins, Leck, Gamble & Mallory LLP
        515 South Figueroa Street, 8th Floor
        Los Angeles, California 90071
        Attn: Anton N. Natsis, Esq.

Any Notice will be deemed given on the date it is mailed as provided in this
Section 19.5 or upon the date personal delivery is made. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

        19.6 Nonwaiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision and even if such violation shall continue or be repeated subsequently, any waiver by Landlord of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

        19.7 Holding Over. If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and
(ii) a percentage equal to the sum of (A) 150% and (B) the percentage by which Base Rent was increased at the time of the last increase of Base Rent during the Lease Term. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Section 19.7 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this
Section 19.7 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

        19.8 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

        19.9 Binding Effect. Subject to all other provisions of this Lease, each of the provisions of this Lease shall extend to and shall, as the case may require, bird or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 11 of this Lease.

        19.10 Governing. Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

        19.11 Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord a Subordination of Deed of Trust Agreement in the form of Exhibit G attached hereto and made a part hereof.

        19.12 Waiver of Jury Trial; Attorneys' Fees. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF, OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

        19.13 Entry by Landlord. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Section 19.13, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner herein before described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.


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
        19.14 Authority. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant's execution of this Lease, Tenant shall provide to Landlord a copy of (a) if Tenant is a corporation, a resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in the form of Exhibit "H" or in some other form reasonably acceptable to Landlord, (b) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (c) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company. In the event Tenant fails to comply with the requirements set forth in this Section 19.14, then each individual executing this Lease shall be personally liable for all of Tenant's obligations in this Lease.

        19.15 Surrender of Premises; Ownership and Removal of Trade Fixtures.

               19.15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

               19.15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Section 19.15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises (i) all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and any similar articles of any other persons claiming under Tenant, and (ii) those cables and wires in the Premises as Landlord may, in its sole discretion, require to be removed. Tenant shall repair at its own expense all damage to the Premises and Building resulting from removal of the items described in this Section 19.15.2.

        19.16 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreement between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

        19.17 Signs.

               19.17.1 Full Floors. Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, for any portion of the Premises which comprises an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in such full floor portion of the Premises including in the elevator lobby of such full floor portion of the Premises, provided that such signs must not be visible from the exterior of the Building. Tenant shall be responsible, at Tenant's sole cost and expense, for maintenance and repair of any such signs. In addition, Tenant shall cause such signs to be removed from the Premises and shall repair all damage to the Premises and the Building resulting from such removal, at Tenant's sole cost and expense, prior to the expiration or earlier termination of this Lease.

               19.17.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

               19.17.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of landlord, in its sole discretion.

        19.18 Covenant Against Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (S) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

        19.19 Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

        19.20 Prohibition Against Recording. Except as provided in Section 19.32 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

        19.21 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

        19.22 Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

        19.23 Improvement of the Premises. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit C, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter.

        19.24 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental action(s) or inaction(s), civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        19.25 Verification of Rentable Square Feet of Premises, Building, and Project. The rentable square feet of the Premises, the Building, and the Project are subject to verification from time to time by Landlord's floor area consultant and such verification shall be made in accordance with the provisions of this Section 19.25. For purposes of this Lease, "rentable square feet" shall mean rentable area calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 ("BOMA"), provided that the rentable square footage of the Building and the Project shall include all of (and the rentable square footage of the Premises therefore shall include a portion of)
(i) the Building Common Areas, and (ii) an equitable portion of space of the Project dedicated to the service of the Project. Tenant's architect may consult with Landlord's floor area consultant regarding such verification as it pertains to the Premises; however, the determination of Landlord's floor area consultant shall be conclusive and binding upon the parties. In the event that Landlord's floor area consultant determines that the amounts thereof shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the "Rent" and any "Security Deposit," as those terms are defined in Article 3 and Article 4 of this Lease, respectively) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

        19.26 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or inkind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

        19.27 Compliance With Law. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated ("LAWS"). Landlord shall be responsible, as part of Operating Expenses to the extent permitted under Article 3, for making all alterations to the following portions of the

Premises and Project required by Laws: (i) structural portions of the Premises but not including Tenant Improvements or any Alterations installed by or at the request of Tenant, and (ii) those portions of the Building and Project located outside the Premises; provided, however, Landlord shall not be obligated to make alterations to any such portions of the Premises and Project described in clause
(i) or (ii) above to the extent such alterations are necessary due to the installation of Alterations to the Premises by or at the request of Tenant and Tenant shall, at its sole cost and expense, be responsible therefor. Except for Landlord's obligations described in the immediately preceding sentence, Tenant shall, at its sole cost and expense, be responsible for compliance with all Laws affecting the Premises, including the making of all required alterations thereto. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

        19.28 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. In addition, if such installment of Rent or other sum due from Tenant shall still not be received by Landlord or Landlord's designee within the first three (3) days of the following calendar month(s), then Tenant shall pay to Landlord an additional late charge equal to five percent (5%) of the overdue amount for each such month. Tenant shall also be responsible for any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Tenant hereby agrees that if Tenant is subject to a late charge for two (2) consecutive months, Rent for the following twelve (12) months shall automatically be adjusted to be payable quarterly, in advance, by cashier's check only, commencing upon the first day of the month following such consecutive late month and continuing for the next twelve (12) months on a quarterly basis in advance. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the rate per annum announced from time to time by Citibank N.A. as its prime rate (or, if such bank fails to announce such a rate, then the prime rate announced by the largest state chartered bank operating in the State of California) plus four (4) percentage points (the "INTEREST RATE"), and (ii) the highest rate permitted by applicable law.

        19.29 Hazardous Material. As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Accordingly, the term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to

Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under
Section 25316 of the California Health and Safety Code, Division 20, Chapter
6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6902 et seq. (42 U.S.C. Section 6903), or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601). Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials. Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage or use of such substances or materials, nor allow to be brought into the Project any such materials or substances, except that Tenant may maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies which products contain chemicals which are categorized as Hazardous Materials, provided that the use of such products in the Premises by Tenant shall be in compliance with applicable laws and shall be in the manner in which such products are designed to be used and provided further that Tenant must provide prior written notice to Landlord of the identity of such substances or materials. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable cost thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner provided in Section 7.1 above from any release of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The covenants of this Section 19.29 shall survive the expiration or earlier termination of the Lease Term.

        19.30 Landlord's Right to Cure Default; Payments by Tenant.

               19.30.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

               19.30.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 19.30.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 7 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.30 shall survive the expiration or sooner termination of the Lease Term.

        19.31 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        19.32 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

        19.33 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        19.34 Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        19.35 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        19.36 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        19.37 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        19.38 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

        19.39 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        19.40 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

        19.41 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        19.42 Joint and Several. If there is more than one entity which constitutes Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        19.43 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in

Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

        19.44 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

        19.45 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project or any part thereof and that no representations respecting the condition of the Premises, Building or Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord shall have the right, but not the obligation, during the Lease Term to renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Building, Premises, and/or Project, including without limitation the parking facilities, Common Areas, Systems and Equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or on the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas and/or parking facilities, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                               "Landlord":

                               AH WARNER CENTER PROPERTIES,
                               LIMITED LIABILITY COMPANY,
                               a Delaware limited liability company

                               By: COPLEY MANAGEMENT AND ADVISORS,
                                   L.P., a Delaware limited partnership,
                                   Its duly authorized asset manager and advisor

                                   By: AEW INVESTMENT GROUP, INC.
                                       (formerly known as COPLEY
                                       INVESTMENT GROUP, INC.),
                                       a Massachusetts corporation,
                                       Its general partner

                                       By:
                                          --------------------------------

                                          Print Name:
                                                     ---------------------
                                               Title:
                                                     ---------------------

                               "Tenant":
                               CAPSTONE TURBINE CORPORATION,
                               a Delaware corporation

                               By: /s/ JEFFREY WATTS
                                  --------------------------------
                                  JEFFREY WATTS
                                  Its: Chief Financial Officer

                                    EXHIBIT A

                               WARNER CENTER PLAZA

                               OUTLINE OF PREMISES








                             [DIAGRAM OF PREMISES]









                                    EXHIBIT A
                                      -1-

                                    EXHIBIT B

                               WARNER CENTER PLAZA

                         SITE PLAN/PROJECT COMMON AREAS











                               [DIAGRAM OF SITE]











                                    EXHIBIT B
                                      -1-

                                    EXHIBIT C

                               WARNER CENTER PLAZA

                               TENANT WORK LETTER

        This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this LEASE" shall mean the relevant portion of Articles 1 through 19 of the Standard Form Office Lease to which this Tenant Work Letter is attached as Exhibit C and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this TENANT WORK LETTER" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

                                    SECTION 1

                 LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

        Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Premises, and (ii) of the floor of the Building on which the Premises is located (collectively, the "BASE, SHELL AND CORE"). In addition, improvements in the Premises have been constructed for a previous occupant. Tenant has inspected and hereby approves the condition of the Base, Shell and Core and the Premises, and agrees that the Base, Shell and Core and the Premises shall be delivered to Tenant in their current "as-is" condition. Renovations to the existing improvements in the Premises shall be designed and constructed pursuant to this Tenant Work Letter. Any costs of initial design and construction of such renovations to the existing improvements in the Premises shall be a "Tenant Improvement Allowance Item", as that term is defined in
Section 2.2 of this Tenant Work Letter.

                                    SECTION 2

                               TENANT IMPROVEMENTS

        2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of $5.00 per usable square foot of the Premises for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "TENANT IMPROVEMENTS"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of Section 6.6 of the Lease. Tenant shall not be entitled to any payment or credit for any portion of the Tenant Improvement Allowance which is not used or requested for Tenant Improvement Allowance Items on or before September 30, 2001.


                                    EXHIBIT C
                                       -1-

        2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in
Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;
(ii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building codes (the "CODE"); (iv) the "Landlord Supervision Fee", as that term is defined in Section
4.3.2 of this Tenant Work Letter; and (v) a portion of the costs, if any, of the tenant demising walls and public corridor walls and materials on the floor of the Building on which the Premises is located as designated by Landlord.

        2.3 Standard Tenant Improvement Package. Landlord has established specifications (the "SPECIFICATIONS") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "STANDARD IMPROVEMENT PACKAGE"), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

        3.1 Selection of Architect/Construction Drawings. Landlord shall retain the architect/space planner designated by Landlord (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Landlord shall retain the engineering consultants designated by Landlord (the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's approval. Notwithstanding that any Construction Drawings are reviewed by Landlord or prepared by Landlord's designated space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Section 7.1 of this Lease shall specifically apply to the Construction Drawings.


                                    EXHIBIT C
                                       -2-

        3.2 Final Space Plan. Promptly after full execution and delivery of this Lease, Landlord and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the "FINAL SPACE PLAN"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Tenant for Tenant's approval. Tenant shall approve or reasonably disapprove the Final Space Plan or any revisions thereto within three (3) business days after Landlord delivers the Final Space Plan or such revisions to Tenant. Tenant's failure to reasonably disapprove the Final Space Plan or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant's disapproval) within said three (3) business day period shall be deemed to constitute Tenant's approval of the Final Space Plan or such revisions.

        3.3 Final Working Drawings. Upon Tenant's approval or deemed approval of the Final Space Plan, Landlord, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Tenant for Tenant's approval. Tenant shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within three (3) business days after Landlord delivers the Final Working Drawings or any revisions thereto to Tenant. Tenant's failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant's disapproval) within said three (3) business day period shall be deemed to constitute Tenant's approval of the Final Working Drawings or such revisions.

        3.4 Permits. The Final Working Drawings shall be approved or deemed approved by Landlord and Tenant (the "APPROVED WORKING DRAWINGS") prior to the commencement of the construction of the Tenant Improvements. Landlord shall cause the Architect to submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the "PERMITS"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in
Schedule 1. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the "Substantial Completion" of the Premises as that term is defined in Section 5.1 of this Tenant Work Letter.


                                    EXHIBIT C
                                      -3-

        3.5 Time Deadlines. Tenant shall use its good faith efforts to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in
Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

        4.1 Contractor. A contractor designated by Landlord ("CONTRACTOR") shall construct the Tenant Improvements.

        4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements (the "COST PROPOSAL"). Tenant shall approve and deliver the Cost Proposal to Landlord within three (3) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "COST PROPOSAL DELIVERY DATE".

        4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

               4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the "OVER-ALLOWANCE AMOUNT") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

               4.3.2 Landlord's Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the "LANDLORD SUPERVISION FEE") to Landlord in an amount equal to the product of (i) five


                                    EXHIBIT C
                                       -4-
percent (5%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter).

               4.3.3 Contractor's Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. The Contractor shall be required to comply with Landlord's standard construction rules and regulations, which may include, at Landlord's option, a requirement for a payment and performance bond.

               4.3.4 Tenant's Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements, which may be a marked copy of the Approved Working Drawings.

                                    SECTION 5

                                  MISCELLANEOUS

        5.1 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator of the Building, if applicable, reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

        5.2 Tenant's Representative. Prior to the commencement of construction of the Tenant Improvements, Tenant shall designate its representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

        5.3 Landlord's Representative. Landlord has designated Mary Ann Hansen as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

        5.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.


                                    EXHIBIT C

        5.5 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Section
12.1 of the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the completion of the Tenant Improvements in the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case Tenant shall be responsible for any delay in the completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

        5.7 No Abatement. Tenant hereby acknowledges that the work to be performed by Landlord pursuant to this Tenant Work Letter shall be performed during the Beneficial Occupancy Period and/or the Lease Term. Tenant shall not be deemed constructively evicted, nor shall Tenant be entitled to any abatement of rent due to any interference with Tenant's business and/or operations resulting from the performance of such work.


                                    EXHIBIT C
                                       -6-

                                    EXHIBIT D

                               WARNER CENTER PLAZA

                           NOTICE OF LEASE TERM DATES

To:
   --------------------------------

   --------------------------------

   --------------------------------

   --------------------------------


Re: Office Lease dated ______________, 20__ between AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company ("Landlord"), and ___________________________ a
        ______________________ ("Tenant") concerning Suite _____ on floor(s)
        _______ of the office building located at _____________ Los Angeles, California.

Ladies and Gentlemen:

        In accordance with the referenced Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

        1. The Substantial Completion of the Premises has occurred, and the Lease Term shall commence on ________ or has commenced on for a term of ____________ ending on ____________.

        2. Rent commenced to accrue on ____________, in the amount of
____________.

        3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        4. Your rent checks should be made payable to ________________ at
________________.

        5. The exact number of rentable square feet within the Premises is ____________ square feet.


                                    EXHIBIT D
                                       -1-

        6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is ____________%.

                            AH WARNER CENTER PROPERTIES,
                            LIMITED LIABILITY COMPANY,
                            a Delaware limited liability company

                            By:   COPLEY MANAGEMENT AND ADVISORS,
                                  L.P., a Delaware limited partnership,
                                  Its duly authorized asset manager and advisor

                                  By:   AEW INVESTMENT GROUP, INC.
                                        (formerly known as COPLEY
                                        INVESTMENT GROUP, INC.),
                                        a Massachusetts corporation,
                                        Its general partner

                                  By:
                                     ---------------------------------
                                     Print Name:
                                                ----------------------
                                          Title:
                                                ----------------------

Agreed to and Accepted as
of                 , 200_
   ----------------
"Tenant":

                         ,
------------------------
a
 -------------------------


By:
    ----------------------
    Its:
        ------------------

By:
    ----------------------
    Its:
        ------------------


                                   EXHIBIT D
                                      -2-

                                    EXHIBIT E

                               WARNER CENTER PLAZA

                              RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant and Tenant shall utilize only the locksmith designated by Landlord for such purposes. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

        3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

        4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 4:00 p.m. to 6:00 p.m., Monday through Friday. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents,


                                    EXHIBIT E
                                       -1-
occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

        5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

        6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

        8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

        9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's prior written consent.

        10. No vending machine or machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

        12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

        13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

        14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles except as provided in the Office Lease.

        15. No cooking shall -be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that (i) such use is in


                                    EXHIBIT E
                                       -2-
accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and (ii) Landlord determines that no odors emanate from the Premises as a result of such use. If Landlord determines that odors have emanated from the Premises as a result of such use, Landlord shall be entitled to require Tenant to discontinue such use or to remove such equipment from the Premises.

        16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

        17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

        19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

        20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Woodland Hills, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

        21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.


                                    EXHIBIT E
                                       -3-

        24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant. nor shall any bottles, parcels or other articles be placed on the windowsills.

        25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

        26. Tenant shall comply with any non-smoking ordinance adopted by the City of Los Angeles or any other applicable governmental authority.

        Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project (including, without limitation, the Project's parking facility), and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                                    EXHIBIT E
                                       -4-

                                    EXHIBIT F

                               WARNER CENTER PLAZA

                              ESTOPPEL CERTIFICATE

To:
   -----------------------

   -----------------------

   -----------------------

   -----------------------


        _____________, a _______________ ("Tenant") hereby certifies as follows:

        1. The undersigned is the Tenant under that certain Office Lease dated 20 ________ (the "Lease"), executed by AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company ("Landlord") as Landlord and the undersigned as Tenant, covering a portion of the property located at ______________________________ (the "Property").

        2. Pursuant to the Lease, Tenant has leased approximately __________ square feet of space (the "Premises") at the Property and has paid to Landlord a security deposit of $__________. The term of the Lease commenced on _______________, 20__ and the expiration date of the Lease is __________, 20__.
Tenant has paid rent through _______________, 20__. The next rental payment in the amount of $ __________ is due on __________, 20__. Tenant is required to pay __________ percent (__%) of all annual operating expenses for the Property in excess of __________.

        3. Tenant is entitled __________ to parking passes at a charge of $__________ per pass.

        4. The Lease provides for an option to extend the term of the Lease for ___ years. The rental rate for such extension term is as follows:
_____________________________________________________Except as expressly provided in the Lease, and other documents attached hereto. Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

        5. True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):________________________________________
_______________________________________________________________________________
______________________________________________________________________________.

                                    EXHIBIT F
                                       -1-

        6. All space and improvements leased by the Tenant have been completed and furnished in accordance with the provisions of the Lease, and the Tenant has accepted and taken possession of the Premises.

        7. To the best of Tenant's knowledge, Landlord is not in any respect in default in the performance of the terms and provisions of the Lease. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises

        8. There are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows:______________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

        9. Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances on the Premises or the Property except as follows (if none, state "none"):________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

        10. This Certificate is given to __________ with the understanding that ____________________ will rely hereon in connection with the conveyance of the Property of which the Premises constitute a part to _______________. Following any such conveyance, Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of __________ and its successor in interest as if no purchase had occurred.

DATED:_______________, 200_         "TENANT"

                                        ________________________________

                                        ________________________________

                [ATTACH LEASE AND AMENDMENTS TO THIS CERTIFICATE]


                                    EXHIBIT F
                                       -2-

                                    EXHIBIT G

                               WARNER CENTER PLAZA

                         SUBORDINATION OF DEED OF TRUST

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


_____________________________

_____________________________

_____________________________


Attention:
          ___________________

================================================================================
                                                (Space Above For Recorder's Use)

        MARINE MIDLAND BANK, as owner and holder of a certain Promissory Note dated July 13, 1995, in the principal sum of One Hundred Forty-One Million Dollars ($141,000,000.00) and of a certain deed of trust, Assignment of Rents, Security Agreement and Fixture Filing Statement ("DEED OF TRUST") of even date therewith and securing the said Note, recorded on July 20, 1995 as Instrument No. 95-175900, Official Records, Los Angeles County, California, now a first lien upon the property described in Exhibit A attached hereto and more particularly demised and described in that certain Lease dated ______________ by and between AH WARNER CENTER PROPERTIES, LIMITED LIABILITY COMPANY, a Delaware limited liability company, as Lessor, and __________________ , a ______________ as Lessee, and upon other property, in consideration of such leasing and of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged,

        DOES hereby covenant and agree that the said Deed of Trust shall be and the same is hereby SUBORDINATE to the said Lease with the same force and effect as if the said Lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said Deed of Trust;

        EXCEPT, HOWEVER, that this Subordination shall not affect nor be applicable to and does hereby expressly exclude:

        (a) The prior right, claim and lien of the said Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the said premises, and to the right of disposition thereof in accordance with the provisions of the said Deed of Trust,

        (b) The prior right, claim and lien of the said Deed of Trust in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said


                                   EXHIBIT G
                                      -1-
                premises and to the right of disposition thereof in accordance with the terms of the said Deed of Trust, and

        (c) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the said Deed of Trust and the execution of the said Lease, or any lien or judgment which may arise at any time under the terms of such Lease.

        This Subordination shall inure to the benefit of and shall be binding upon the undersigned, its successors and assigns.

        IN WITNESS WHEREOF, this Subordination has been duly signed and delivered by the undersigned this _____ day of _________, 20__.

                                MARINE MIDLAND BANK

                                By:  BANKERS TRUST COMPANY, as Master
                                     Servicer under that certain Trust and
                                     Servicing Agreement dated as of July 13,
                                     1995

                                     By:
                                        ________________________________
                                        Its:
                                            ____________________________

STATE OF _____________)
                      )ss.
COUNTY OF ____________)

        On ________________, before me, ________________, a Notary Public in and for said state, personally appeared _______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.


                                _________________________________________
                                Notary Public in and for said State

(SEAL)

                                    EXHIBIT G
                                       -2-

                               LESSEE'S AGREEMENT

        The undersigned, as Lessee under the Lease herein described does hereby accept and agree to the terms of the foregoing Subordination, which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

                                      ________________________________
                                      a
                                      ________________________________

                                      By:_____________________________

                                         Its:_________________________


                                      By:_____________________________

                                         Its:_________________________


STATE OF________________   )
                           ) ss.
COUNTY OF_______________   )

        On _______________, before me, _____________________, a Notary Public in and for said state, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

                                    ___________________________________
                                    Notary Public in and for said State

(SEAL)

                                    EXHIBIT G

STATE OF_________    )
                     ) ss.
COUNTY OF________    )


        On _________________, before me, ____________________, a Notary Public in and for said state, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.


                                -----------------------------------------
                                Notary Public in and for said State

(SEAL)


                                   EXHIBIT G
                                       -4-

                                    EXHIBIT A
                                  to EXHIBIT G

                               LEGAL DESCRIPTION





                                    EXHIBIT G
                                       -5-

                                    EXHIBIT H

                               WARNER CENTER PLAZA

                                CERTIFIED COPY OF
                         BOARD OF DIRECTORS RESOLUTIONS
                                       OF
                          CAPSTONE TURBINE CORPORATION

        The undersigned, being the duly elected Corporate Secretary of Capstone Turbine Corporation, a Delaware corporation ("Corporation"), hereby certifies that the following is a true, full and correct copy of the resolutions adopted by the Corporation by unanimous written consent in lieu of a special meeting of its Board of Directors, and that said resolutions have not been amended or revoked as of the date hereof.

        RESOLVED, that the Corporation, is hereby authorized to execute, deliver and fully perform that certain document entitled Standard Office Lease ("Lease") by and between the Corporation and AH Warner Center Properties, Limited Liability Company, a Delaware limited liability company, for the lease of space at 21700 Oxnard Street, Woodland Hills, California 91367.

        RESOLVED FURTHER, that the Corporation is hereby authorized and directed to make, execute and deliver any and all, consents, certificates, documents, instruments, amendments, confirmations, guarantees, papers or writings as may be required in connection with or in furtherance of the Lease (collectively with the Lease, the "Documents") or any transactions described therein, and to do any and all other acts necessary or desirable to effectuate the foregoing resolution.

        RESOLVED FURTHER, that the following officers acting together:
_________________ as _____________; and _______________ as _____________ are
authorized to execute and deliver the Documents on behalf of the Corporation, together with any other documents and/or instruments evidencing or ancillary to the Documents, and in such forms and on such terms as such officer(s) shall approve, the execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.

Date:___________, 200_
                                      _________________________________
                                                  , Corporate Secretary
                                      ____________



                                    EXHIBIT H
                                       -1-